Exhibit 10.15

MERUELO MADDUX PROPERTIES, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of                                 , 2006, is made by and between Meruelo Maddux Properties, Inc., a Delaware corporation (the “Company”), and                                                                   (the “Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee currently serves as a director or officer of the Company or one of its subsidiaries and may, therefore, be subjected to claims, suits or proceedings arising as a result of the Indemnitee’s service;

WHEREAS, as an inducement to Indemnitee to continue to serve as such director or officer, the Company has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and hereby supersede any previous indemnification agreement between the Indemnitee and the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Change in Control” means the occurrence after the date hereof of any of the following events:

(i) the consummation by the Company, directly or indirectly (including through Meruelo Maddux Properties, L.P. (the “Operating Partnership”)) of (x) a merger or consolidation or (y) a sale or other disposition of all or substantially all of the assets of the Company (including any transfer of the general partnership interest in the Operating Partnership), in each case other than a transaction upon the completion of which greater than 50% or more of the beneficial ownership of the voting power of the Company, the surviving entity or entity directly or indirectly controlling the Company or the surviving entity or owning all or substantially all of the assets of the Company, as the case may be, is held by the same persons, in substantially the same proportion, as held the “beneficial ownership” (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the voting power of the Company immediately prior to the Transaction (except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership);

(ii) the beneficial ownership of securities representing 25% or more of the combined voting power of the Company is acquired, other than from the Company, by any “person” or “group” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by any trustee or other fiduciary holding securities under an employee benefit plan or other similar stock plan of the Company);

(iii) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least a majority of the directors still in office at the time of such election or nomination who were directors at the beginning of such period); or

(iv) the adoption of a plan of liquidation by the Company or the Operating Partnership.

(b) “DGCL” means the Delaware General Corporation Law, as amended.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee under this Agreement or otherwise.

(d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party; or (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2. Indemnity.

(a) Subject to the terms and conditions of, and in accordance with the procedures set forth in, this Agreement, the Company hereby agrees to hold harmless and indemnify, to the fullest lawful extent permitted by the provisions of the DGCL and other applicable law and by the Company’s certificate of incorporation and bylaws on the date of this Agreement, regardless of any subsequently enacted bylaw or amendment to the certificate of incorporation to the contrary, Indemnitee, from and against any and all expenses (including attorneys’ fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, trustee, partner, member, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise and whether or not such action is by or in the right of the Company or that other corporation, partnership, limited liability company, joint venture, trust or other enterprise with respect to which the Indemnitee serves or has served, whether before or after the date of this Agreement. For purposes of this Agreement, references to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(b) Despite anything to the contrary in subsection (a), the Company agrees to indemnify Indemnitee in a suit or proceeding initiated by the Indemnitee only if the Indemnitee acted with the authorization of the Company in initiating that suit or proceeding. However, a judicial proceeding or arbitration brought under Section 10 shall not be subject to this subsection (b).

3. Notice by Indemnitee; Determination of Entitlement to Indemnification.

(a) An indemnification under this Agreement shall be made upon Indemnitee’s written request to the Board of Directors, describing the matter giving rise to the request, setting forth the grounds and lawfulness of such indemnification and accompanied by such documentation reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof, provided, however, that failure to so notify the Company shall not constitute a waiver by Indemnitee of

Indemnitee’s rights hereunder unless, and only to the extent that, the Company did not otherwise learn of such matter and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

(b) Upon such written request pursuant to Section 3(a), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Directors, in which case such determination shall be made by the person or persons or in the manner provided in clauses (ii) or (iii) of this Section 3(b)); (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable, or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (iii) as provided in Section 4(b) of this Agreement.

(c) The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any reasonable costs or expenses (including attorneys’ fees and disbursements) actually incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(d) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b) hereof, the Independent Counsel shall be selected as provided in this Section 3(d). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, with the approval of Indemnittee, which approval shall not be unreasonably withheld. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), with the approval of the Board of Directors, which approval shall not be unreasonably withheld. The Company shall pay all reasonable fees and expenses of Independent Counsel incurred in connection with acting pursuant to Section 3(b) hereof, and all reasonable fees and expenses incident to the selection of such Independent Counsel pursuant to this Section 3(d).

4. Presumptions.

(a) In making the determination whether Idemnitee is entitled to indemnification, the person or entity making the determination shall presume that Indemnitee met any applicable standard of conduct required for indemnification, unless the Company shall have affirmatively shown by clear and convincing evidence that Indemnitee did not meet that standard.

(b) If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional ten (10) days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating documentation and/or information relating thereto. The foregoing provisions of this Section 4(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b) of this Agreement.

(c) The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contedere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

(d) Indemnitee’s conduct with respect to an employee benefit plan for a purpose that Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.

(e) For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such conduct was unlawful, if such action was based on (i) the records or books of account of the Company or another person, including financial statements, (ii) information supplied to the Indemnitee by the officers of the Company or another person in the course of their duties, (iii) the advice of legal counsel for the Company (including its general counsel) or another person, or (iv) information or records given or reports made to the Company or another person by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another person.

5. Advancement of Expenses. In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Company pursuant to this Agreement, within five days following written request to the Company by the Indemnitee, the Company shall advance to Indemnitee amounts to cover expenses incurred by Indemnitee in defending the action, suit or proceeding whether prior to or after final disposition of such action, suit or proceeding (unless there has been a final determination that Indemnitee is not entitled to indemnification for these expenses) upon receipt of (i) an undertaking by or on behalf of the Indemnitee to repay the amount advanced in the event that it shall be ultimately determined in accordance with Section 3 of this Agreement that such Indemnitee is not entitled to indemnification by the Company, and (ii) satisfactory evidence and documentation as to the amount of such expenses. Indemnitee’s written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence. Such advances are deemed to be an obligation of the Company to the Indemnitee hereunder, and shall in no event be deemed a personal loan.

6. Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s status as a director or officer of the Company or by reason of such Indemnitee serving in such capacity at the request of the Company for any other enterprise, a witness for any reason in any proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses of Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding specified in Section 2, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. The party or parties making the determination in accordance with Section 3 hereof shall determine the portion (if less than all) of such expenses for which Indemnitee is entitled to indemnification under this Agreement.

8. Non-Exclusivity of Right of Indemnification. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Delaware General Corporation Law or other applicable Delaware laws, the Company’s certificate of incorporation or bylaws, any other agreement, vote of stockholders or directors or otherwise.

9. Defense of Claims.

(a) In the event the Company shall be obligated under Section 2 hereof to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (who shall not unreasonably withhold such approval), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such proceeding at Indemnitee’s expense, and (ii) the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and shall have notified the Company in writing thereof, (C) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and other indemnitees of the Company being represented by counsel retained by the Company in the same proceeding and shall have notified the Company in writing thereof, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable time frame. In addition to all the requirements above, if Company has directors and officers liability insurance, or other insurance, with a panel counsel requirement that may be triggered then or at some future point by the matter for which indemnity is owed to Indemnitee, then Indemnitee shall use such panel counsel, unless there is an actual conflict of interest with representation by all such panel counsel, or unless and to the extent Company waives such requirement in writing.

(b) The Company has no obligation to indemnify and hold Indemnitee harmless under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without its written consent. The Company shall not settle any threatened or pending action, suit or proceeding in any manner that could impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its or his consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide for a complete and unconditional release of Indemnitee.

10. Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 3 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 3(b) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification after giving effect to any extension pursuant to Section 4(b) hereof, or (iv) payment of indemnification is not made within five days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of California, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a).

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 3(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

11. Rights Against Third Parties. To the extent the Company actually indemnifies Indemnitee or advances Indemnitee funds in respect of expenses, the Company shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if it pays Indemnitee’s costs and expenses of doing so. If Indemnitee is actually indemnified or advanced expenses by any such third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of its obligation to indemnify Indemnitee or to advance expenses.

12. Governing Law. This agreement shall be governed by the substantive laws of the State of Delaware, independent of that State’s conflict of law principles. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the DGCL.

13. Subrogation and Insurance Recovery. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against other persons or entities. Indemnitee shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy paid for by the Company, or pursuant to any other contract or agreement.

14. Company Bound by Agreement. The Company shall be precluded from asserting in arbitration or any proceeding, judicial or otherwise, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

15. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

16. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) sent by overnight courier, or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following address:

If to the Indemnitee, to the address set forth in the records of the Company.

If to the Company to:

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

Attention: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

18. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be interpreted as though the invalid or unenforceable provision was not a part of this Agreement.

19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above stated.

MERUELO MADDUX PROPERTIES, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title: